EXHIBIT 23(a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-37576 and 333-37582) of our report dated September 2, 2005, except for the second paragraph of Note 6 and the second paragraph of Note 11, as to which the date is September 23, 2005, relating to the consolidated financial statements of DRYCLEAN USA, Inc. appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005.


                                            MORRISON, BROWN ARGIZ & FARRA LLP


Miami, Florida
September 23, 2005


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